Exhibit 107

FEE TABLES FOR

FORM S-8

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Norwood Financial Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Common Stock	Rule 457(c)	100,000	$26.39	$2,639,000	.0000927	$244.64

Total Offering Amounts					X		X

Total Fee Offsets							X

Net Fee Due							X

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	X	X	X	X		X	X	X	X	X

Fee Offset Sources	X	X	X		X						X

The “X” designation indicates the information required to be disclosed, as applicable, in tabular format. Add as many rows of each table as necessary